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                                                                    EXHIBIT 21.1

                              LIST OF SUBSIDIARIES

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NAME OF SUBSIDIARY                                           STATE OF ORGANIZATION
------------------                                           ---------------------
ABIG Holding de Espana, S.L.                                 Spain
American Association for Financial Institution Services      Texas
American Bankers Argentina Compania de Seguros, S.A.         Argentina
American Bankers Capital, Inc.                               Delaware
American Bankers Dominicana, S.A.                            Dominican Republic
American Bankers Financial Services, L.L.C.                  Michigan
American Bankers General Agency, Inc.                        Texas
American Bankers Insurance Company of Florida                Florida
American Bankers Insurance Group, Inc.                       Florida
American Bankers International Division, Inc.                Puerto Rico
American Bankers Life Assurance Company of Florida           Florida
American Bankers Management Company, Inc.                    Florida
American Bankers Sales Corporation, Inc.                     Florida
Assurant Danos Mexico, S.A.                                  Mexico
American Memorial Life Insurance Company                     South Dakota
American Reliable Insurance Company                          Arizona
American Security Insurance Company                          Delaware
Assurant Group, Ltd.                                         United Kingdom
Assurant Holding de Puerto Rico, Inc.                        Puerto Rico

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                                                                               2

Assurant Membership Services, Inc.                           Canada
Assurant Reinsurance of Turks & Caicos, Ltd.                 Turks & Caicos
Assurant Seguradora S.A.                                     Brazil
Assurant Services Brasil, Limitada                           Brazil
Assurant Services Canada, Inc.                               Canada
(fka Federal Warranty Service)
Assurant Services Denmark A/S                                Denmark
Assurant Services Ireland, Ltd.                              Ireland
Assurant Servicios de Mexico, S.A. de CV                     Mexico
Assurant Vida Mexico, S.A.                                   Mexico
Bankers Atlantic Reinsurance Company                         Turks & Caicos
Bankers Insurance Company, Ltd.                              United Kingdom
Bankers Insurance Service Company, Limited                   United Kingdom
Bankers Life Assurance Company, Ltd.                         United Kingdom
Caribbean American Insurance Agency Company                  Puerto Rico
Caribbean American Life Assurance Company                    Puerto Rico
Caribbean American Property Insurance Company                Puerto Rico
Consumer Assist Network Association, Inc.                    Delaware
Core, Inc.                                                   Massachusetts
Dental Care Holdings, Inc.                                   Delaware
Dental Health Alliance, LLC                                  Delaware
Denticare, Inc.  (KY)                                        Kentucky
Denticare, Inc. (FL)                                         Florida

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                                                                               3

Denticare of Alabama, Inc.                                   Alabama
Denticare of Oklahoma, Inc.                                  Oklahoma
Disability Reinsurance Management Services, Inc.             Delaware
3468704 Canada, Inc.  (fka Dominion Automobile Association)  Canada
FamilySide, Inc.                                             Canada
Federal Warranty Service Corporation                         Illinois
Financial Exchange, Inc.                                     Texas
First Fortis Life Insurance Company                          New York
Florida Office Corp.                                         Delaware
Fortis Benefits DentalCare of New Jersey, Inc.               New Jersey
Fortis Benefits DentalCare of Wisconsin, Inc.                Wisconsin
Fortis Benefits Insurance Company                            Minnesota
Fortis Family, Inc.                                          Georgia
Fortis Insurance Company                                     Wisconsin
Fortis Legacy Place, Inc.                                    Delaware
Gala, Inc.                                                   Alabama
Georgia Dental Plan, Inc.                                    Georgia
Guardian Investment Services, Inc.                           Florida
Guardian Travel, Inc.                                        Florida
Insureco Adjusters, Inc.                                     California
Insureco Agency & Insurance Services, Inc. (CA)              California
Insureco, Inc.                                               California

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                                                                               4

Insureco Services, Inc.                                      California
Interfinancial Inc.                                          Georgia
International Dental Plans, Inc.                             Florida
International Financial Group, Inc.                          Texas
JA Services, Inc.                                            Delaware
Jacksonville Apartments, Inc.                                Delaware
John Alden Financial Corporation                             Delaware
John Alden Life Insurance Company                            Wisconsin
John Alden Service Warranty Corporation                      Delaware
John Alden Service Warranty Corporation of Florida           Florida
John Alden Systems Company                                   Minnesota
Life Insurance Company of Mississippi                        Mississippi
MS Casualty Insurance Co.                                    Mississippi
MSDiversified Corp.                                          Mississippi
MS Diversified Life Insurance                                Mississippi
MS Financial Services, Inc.                                  Mississippi
MS Life Insurance Company                                    Mississippi
MS Loan Center, Inc.                                         Mississippi
National Insurance Agency                                    Florida
National Insurance Institute, LLC                            Wisconsin
North Star Marketing Corporation                             Ohio
NSM Sales Corporation                                        Nevada
PAS Financial Group, Inc.                                    Texas

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                                                                               5

Quail Roost Properties, Inc.                                 Florida
Roadgard Motor Club, Inc.                                    Florida
SSDC, Corp.                                                  Delaware
Service Delivery Advantage, LLC                              Illinois
Standard Guaranty Insurance Company                          Delaware
Sureway, Inc.                                                Delaware
UDC Dental California, Inc.                                  California
(dba United Dental Care of California)
UDC Life and Health Insurance Company                        Oklahoma
UDC Ohio, Inc.                                               Ohio
Union Security Life Insurance Company                        Delaware
United Dental Care, Inc.                                     Delaware
United Dental Care Insurance Company                         Arizona
United Dental Care of Arizona, Inc.                          Arizona
United Dental Care of Colorado, Inc.                         Colorado
United Dental Care of Michigan, Inc.                         Michigan
United Dental Care of Missouri, Inc.                         Missouri
United Dental Care of Nebraska, Inc.                         Nebraska
United Dental Care of New Mexico, Inc.                       New Mexico
United Dental Care of Pennsylvania, Inc.                     Pennsylvania
United Dental Care of Texas, Inc.                            Texas
United Dental Care of Utah, Inc.                             Utah
United Family Life Insurance Company                         Georgia

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                                                                               6

United Service Protection Corporation                        Delaware
United Service Protection (Canada) Corporation               Canada
United Service Protection, Inc.                              Florida
Voyager American Insurance Company, Ltd.                     Turks & Caicos
Voyager Group, Inc.                                          Florida
Voyager Indemnity Insurance Company                          Georgia
Voyager Property and Casualty Insurance Company              South Carolina
Voyager Service Programs, Inc.                               Florida
Voyager Service Warranties, Inc.                             Florida
Washington Security Insurance Company                        Delaware
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